Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-257432, 333-148032, 333-146505, 333-146504, 333-104118, 333-91676, 333-157093, 333-164710, 333-179392, and 333-193781) of CACI International Inc of our report dated August 8, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K..

/s/ PricewaterhouseCoopers LLP
Washington, District of Columbia
August 8, 2024